Exhibit 24

Power of Attorney

The undersigned, as a Section 16 reporting person of Banco Macro S.A. (the "Company"), hereby constitutes and appoints Emilio Minvielle, Burc Ozcelik, Denitza Golemanova, Thomas Thiphaine Koffman, Andre Benicio, Paola Beatriz Gayoso, Nicolas Agustin Torres, Rodrigo Alejandro Covello, as well as any individual then serving as General Counsel, Company Secretary and Edgar Account Administrator of the Company (CIK 0001347426) of the Company, and each of them, acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1.	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, including any amendments thereto, and any other documentation necessary or appropriate to obtain, maintain or regenerate EDGAR access codes and passwords, enroll the undersigned in EDGAR Next or any successor system, update passphrases, and designate or change EDGAR account administrators, as applicable, in order to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.	complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

3.	do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 18, 2026.

/s/ Juan Martin Parma	18-02-26
Juan Martin Parma	Date

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